As filed with the  Securities  and  Exchange  Commission  on June 30,  1997
                                                            Registration No. 33-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                  ADTRAN, INC
             (Exact name of registrant as specified in its charter)
 Delaware                                              63-0918200
(State or other jurisdiction                         (I.R.S.  Employer
of incorporation or organization)                     Identification No.)

             901 Explorer Boulevard, Huntsville, Alabama 35806-2807 (Address of principal executive offices, including zip code)



                    ADTRAN,Inc. 401(k) Employee Savings Plan
                            (Full title of the plan)
                                 ---------------


                  Mark C. Smith                                 Copy to:
Chairman of the Board and Chief Executive Officer
                  ADTRAN, Inc.                         Thomas Wardell, Esq.
          901 Explorer Boulevard                     Long Aldridge Norman LLP
      Huntsville,Alabama  35806-2807           One Peachtree Center,  Suite 5300
(Name and address of agent for  service)              303  Peachtree  Street
          (205)  971-8000                            Atlanta,  Georgia  30308
(Telephone  number,  including  area code,              (404) 527-4000
          of agent for service)

                        CALCULATION OF REGISTRATION FEE



Title of                      Proposed         Proposed
securities    Amount          maximum          maximum               Amount of
to be         to be           offering price   aggregate            registration
registered    registered (1)  per share (2)    offering price (2)   fee (2)

Common Stock,
$.01 par value
per share     70,103 (1)      $24.25          $1,699,997.75         $515.15

Interests in Indeterminate  (1)                                           0
the Plan

(1) The shares of Common Stock being registered represent the estimated maximum number of shares purchasable on the open market, from time to time, by the Trustee for the Common Stock Fund being established under the ADTRAN, Inc. 401(k) Employee Savings Plan (the "Plan") for the first three years of operation commencing July 1, 1997. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


(2) The shares will be purchased by the Plan Trustee from time to time; therefore, the offering price of the 70,103 shares which may be acquired pursuant to the Plan is not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's Common Stock on June 23, 1997 as quoted on The Nasdaq National Market.

                                    PART II
               INFORMATION REQUIRED INTHE REGISTRATION STATEMENT


 Item 3.  Incorporation of Documents by Reference
     The following documents heretofore filed by ADTRAN, Inc. (the "Company" or the "Registrant") and where applicable, the ADTRAN, Inc. 401(k) Employee Savings Plan (the "Plan"), with the Securities and Exchange Commission (the "Commission") hereby are incorporated herein by reference as of their respective dates:

     (1) The Company's Annual Report on Form 10-K for the year ended on December 31,1996. The Plan has not been a reporting plan to date. The Plan is instituting a Company Stock Purchase feature on July 1, 1997 and it anticipates that its first report will be filed in connection with the Plan year ending December 31, 1997;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

     (3) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A (Registration No. 0-24612) as declared effective by the Commission on August 9, 1994.


     In addition, all reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 6.  Indemnification  of Directors  and  Officers

      Article Eleventh of the Company's Certificate of Incorporation provides for the elimination of personal monetary liabilities of directors of the Company for breaches of their fiduciary duties as directors, except that, as provided by
Section 102(b)(7) of the General Corporation Law of Delaware (the "GCL"), such personal monetary liability of a director may not be eliminated with regard to any breach of the duty of loyalty, failing to act in good faith, intentional misconduct or knowing violation of law, payment of an unlawful dividend, approval of an illegal stock repurchase, or obtainment of an improper personal benefit. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

      Article Twelfth of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Company to the extent permitted by the GCL. Section 145 of the GCL provides for indemnification of directors and officers from and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the corporation but only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director or officer of the corporation if the director or officer acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If, in an action brought by or in the right of the corporation, the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty, he will only be entitled to such indemnity as the court finds to be proper. Persons who are successful in defense of any claim against them are entitled to indemnification as of right against expenses actually and reasonably incurred in connection therewith. In all other cases, indemnification shall be made (unless otherwise ordered by a court) only if the board of directors, acting by a majority vote of a quorum of disinterested directors, independent legal counsel or holders of a majority of the shares entitled to vote determines that the applicable standard of conduct has been met. Section 145 also provides such indemnity for directors and officers of a corporation who, at the request of the corporation, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.

      Article VI of the Company's Bylaws provides as follows:

     Section 6.1. Indemnification. The Corporation shall indemnify and advance expenses to any officer, director, employee or agent to the full extent permitted by its Certificate of Incorporation, these bylaws or by law.

     The Company maintains directors and officers liability insurance which will insure against liabilities that directors or officers of the Company may incur in such capacities.

  Item 8. Exhibits

Exhibit
Number                             Description
  5                       Copy of  Internal  Revenue  Service  Determination
                          Letter with respect to the Plan

  23(a)                   Consent of Coopers & Lybrand L.L.P.

  24                      Powers of Attorney.


 Item 9. Undertakings

     A. Rule 415 Offering.

     The undersigned Registrant hereby undertakes

     (1) To file,during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     B. Subsequent  Documents  Incorporated by Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act and each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.  Indemnification  of Officers,  Directors and Controlling  Persons.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on June 30, 1997.


                                   ADTRAN,  INC.



                                   By: /s/ Mark C. Smith*
                                       Mark C. Smith
                                       Chairman of the Board and
                                       Chief Executive  Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated as of June 30, 1997.

Signatures                          Title

/s/ Mark C. Smith*                  Chairman of the Board, Chief Executive
Mark C. Smith                       Executive  Officer and  Director (Principal
                                    Executive  Officer)

/s/ Howard A.Thrailkill             President,  Chief Operating Officer and
Howard A. Thrailkill                Director


/s/ Lonnie S. McMillian*            Senior Vice President,Secretary and Director
Lonnie S. McMillian

O. Gene Gabbard*                    Director
O. Gene Gabbard

William L. Marks*                   Director
William L. Marks

Roy J. Nichols*                     Director
Roy J. Nichols

James L. North*                     Director
James L. North

/s/ John R. Cooper                  Vice  President-Finance and
John R. Cooper                      Chief Financial Officer

*By: /s/ Howard A. Thrailkill
 Howard A. Thrailkill,
 as Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on June 30, 1997.

                               ADTRAN,  Inc.  401(k) Employee Savings Plan

                               By: ADTRAN, Inc., Plan Administrator

                               By: /s/ Mark C. Smith*
                                   Mark C. Smith
                                   Chairman of the Board and
                                   Chief Executive Officer

*By:  /s/ Howard A. Thrailkill
      Howard A. Thrailkill
      as Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit                                                              Page  No.

   5                Copy of Internal  Revenue Service  Determination
                     Letter with respect to the Plan

   23(a)            Consent  of  Coopers & Lybrand  L.L.P.

   24               Powers of Attorney.